REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

China Agriculture Media Group Co., Limited

We have audited the accompanying consolidated balance sheets of China Agriculture Media Group Co., Limited (a development stage enterprise) and Subsidiaries (the “Company”) as of December 31, 2011, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the period from March 30, 2011 (inception) through December 31, 2011 (the “Period”). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2011, and the results of its operations and its cash flows for the Period in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 2, the Company has had recurring operating losses since its inception and is dependent on raising capital from shareholders or external sources in order to fund its operations.

/s/ Marcum Bernstein & Pinchuk llp

New York, NY

April 4, 2012

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York 10001 • Phone 646.442.4845 • Fax 646.349.5200 • marcumbp.com

CHINA AGRICULTURE MEDIA GROUP CO., LTD.

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED BALANCE SHEET

(Amounts in U.S. Dollars (“$”), except number of shares)

December 31, 2011
Assets
Cash and cash equivalent	$4,141
Prepayments and deposits	67,768
TOTAL ASSETS	$71,909

Liabilities and Shareholders’ Equity
Liabilities
Due to related parties	$32,242
Other payables	2,858
Total liabilities	35,100

Commitments and Contingencies

Shareholders’ Equity
Common shares (HK$1 par value (approximately US$0.13); 10,000 shares authorized, issued and outstanding)	1,298
Additional paid-in capital	151,394
Accumulated loss	(100,362)
Accumulated other comprehensive loss	(1,482)
Total shareholders’ equity	50,848

Non-controlling interest	(14,039)
Total equity	36,809

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$71,909

See notes to the consolidated financial statements

CHINA AGRICULTURE MEDIA GROUP CO., LTD.

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF OPERATIONS

AND COMPREHENSIVE LOSS

(Amounts in U.S. Dollars (“$”), except number of shares)

For the period from March 30, 2011 (inception) through December 31, 2011
Operating expenses:
General & administrative expenses	$103,953
Selling and marketing expenses	10,244

Net loss before non-controlling interest	(114,197)
Less: net loss attributable to non-controlling interest	(13,835)
Net loss attributable to the Company	(100,362)

Other comprehensive loss
Foreign currency translation adjustment	(1,686)
Comprehensive loss	(102,048)
Less: other comprehensive loss attributable to non-controlling interest	(204)

Comprehensive loss attributable to the Company	$(101,844)

Net loss per share:
Basic and diluted	$(10.18)
Weighted average number of shares used in computation of net loss per share:
Basic and diluted	10,000

See notes to the consolidated financial statements

CHINA AGRICULTURE MEDIA GROUP CO., LTD.

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amounts in U.S. Dollars (“$”), except number of shares)

	Shareholders’ equity
	Common shares	Additional paid-in capital	Accumulated deficit	Accumulated other comprehen- sive loss	Non- controlling interest	Total

	Shares	Amount

Balances, March 30, 2011 (Inception)	—	$—	$—	$—	$—	$—	$—
Issuance of common shares	10,000	1,298	2,079	—	—	—	3,377
Net loss for the period	—	—	—	(100,362)	—	(13,835)	(114,197)
Foreign currency translation adjustment	—	—	—	—	(1,482)	(204)	(1,686)
Additional capital contribution from a shareholder	—	—	149,315	—	—	—	149,315
Balances, December 31, 2011	10,000	$1,298	$151,394	$(100,362)	$(1,482)	$(14,039)	$36,809

See notes to the consolidated financial statements

CHINA AGRICULTURE MEDIA GROUP CO., LTD.

(A DEVELOPMENT STAGE ENTERPRISE)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in U.S. Dollars (“$”))

For the period from March 30, 2011 (inception) through December 31, 2011
Cash flows from operating activities:
Net loss	$(114,197)
Change in operating assets and liabilities:
Increase in amount due to related parties	32,242
Increase in other payable	2,857
Net cash used in operating activities	(79,098)

Cash flows from investing activities:
Prepayments and deposits on capital expenditures	(67,768)
Net cash used in investing activities	(67,768)

Cash flows from financing activities:
Shareholders' contributions	152,693
Net cash provided by financing activities	152,693

Effect of exchange rates on cash	(1,686)

Net increase in cash and cash equivalents	4,141

Cash and cash equivalents at the beginning of the period	—

Cash and cash equivalents at the end of the period	$4,141

See notes to the consolidated financial statements

1. ORGANIZATION AND BUSINESS BACKGROUND

China Agriculture Media Group Co., Ltd (the “Company” or “CAM Group”) is organized and exists under the laws of Hong Kong Special Administrative Region of the People’s Republic of China (the “PRC”), which was incorporated on March 30, 2011. The Company is an investment holding company, whose only asset is 100% equity interest in China Agriculture Media (Hong Kong) Group Co. Ltd. (the “CAM HK”). CAM HK is a corporation organized and exists under the laws of Hong Kong Special Administrative Region of PRC and is an investment holding company, whose only asset is 60% equity interest in China Agriculture Media (Hebei) Co. Ltd. (the “CAM Hebei”).  CAM Hebei was established in the Hebei Province, PRC on November 28, 2011 as a domestic enterprise.

CAM Group, CAM HK and CAM Hebei are hereafter collectively referred to as the “Group”.

The Group is to build and operate an outdoor advertising network via retail stores throughout the rural market of China. The Group is also authorized as a provincial distributor for advertisement in these retail stores within Hebei province. The stores are currently operated by the China Supply and Marketing Cooperative Association and China National Agricultural Means of Production Group Corporation, both of which are directly owned by Chinese Central Government. The retail network in Hebei province covers more than 40 million rural populations. After the success in Hebei province, the Group will implement the same business model in different provinces throughout China.

As of December 31, 2011, the Group had not yet started its operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The Company is considered to be in the development stage as defined in Accounting Standards Codification (“ASC”) 915 “Development Stage Entities”. The Company will be devoting substantially all of its efforts in the outdoor advertising networks.

Financial Support and Liquidity

The Company has incurred operating losses and negative cash flows from operating activities since inception through December 31, 2011 and has and will be dependent on raising capital from shareholders or external sources in order to fund its operations. We have obtained a commitment letter of support from a shareholder who has adequate cash available to fund our operations on a need be basis through March 31, 2013. Failure of the shareholder to fund the Company’s cash flow requirements could result in the Company’s inability to sustain operations. We are still a development stage enterprise, have no revenues and are subject to all the risks and uncertainties that are typical in the lifecycle stage of our business.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses in the financial statements and accompanying notes. Actual results could differ from such estimates.

The Group was a development stage entity as of December 31, 2011, no significant estimates and assumptions have been made in the preparation of financial statements.

Basis of consolidation

The consolidated financial statements include the financial statements of CAM Group and its subsidiaries. All inter-company transactions and balances within the Group have been eliminated upon consolidation.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Prepayments and deposits

Prepayments and deposits represent the prepayment for the purchase of LCD displays. The amounts are carried at cost and will be transferred into the cost of the equipment until they are ready for their intended use.

Income taxes

Income taxes are determined in accordance with Accounting Standards Codification Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Income taxes (cont’d)

For the period from March 30, 2011 (inception) through December 31, 2011 (the “Period”), the Group did not have any interest and penalties associated with tax positions. If the Company were to incur interest and penalties, these amounts would be recorded in income tax expense. As of December 31, 2011, the Group did not have any significant unrecognized uncertain tax positions.

Comprehensive income (loss)

The Group conducts major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Group files tax returns that are subject to examination by the foreign tax authority. As of December 31, 2011, the Group had no outstanding tax due with its tax authority in the PRC.

FASB ASC 220, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  Comprehensive income as defined includes all changes in equity during the year from non-owner sources. Accumulated comprehensive income, as presented in the accompanying consolidated statement of shareholders’ equity consists of changes in unrealized gains and losses on foreign currency translation.  This comprehensive income is not included in the computation of income tax expense or benefit.

Non-Controlling Interests

Non-controlling interest represent the 40% non-controlling interest shareholder, Hebei Agricultural Means of Production Co. Ltd, which through its fully-owned subsidiary, owns 40% interest of CAM Hebei as of December 31, 2011.

The Parties shall share the profits, losses and risks of the Company in proportion to and, in the event of losses, to the extent of their respective contributions and contractual commitments to the registered capital of the Company.

The responsibility of Non-Controlling Interest Shareholder: (a) Enter into the Sales Contract in exchange for registered capital of the Company in accordance with the relevant provisions of this Contract;(b) Enter into, or cause its Affiliates to enter into, such contracts as is necessary for the establishment of the Company or Project Company;(c) Maintain and Insure the Ad Products and introduce current technology to the Company or Project Company and update it consistently. Assist the Company or Project Company in development of new products.(d)Assist the Company or Project Company in obtaining the Chinese tax preferences, exemptions and other preferential tax treatment available to or for the Company or Project Company;(e)Assist the Company or Project Company in obtaining the Certificate of Approval, Business License when setting up and other permission providing for a term of validity and scope of business acceptable to both Parties;(f)Assist the Company or Project Company, if requested, in handling all licenses, approvals and registrations for the importation of technology in accordance with the terms set forth in the Technology License Contract;(g)Assist the Company or Project Company, if requested, in making import customs declarations, obtaining relevant import licenses, approvals and exemptions from customs duties and taxes for any machinery and equipment to be sold to the Company or Project Company;(h)Recommend and assist in the recruitment of suitable Chinese management personnel, technical personnel and other necessary staff and workers to be employed by the Company or Project Company;(i)Provide assistance to foreign workers and staff in obtaining entry visas, work licenses, and other needs for their stay and travel in the PRC;(j)Assist the Company or Project Company to find other customers for its products;(k)Assist the Company or Project Company to obtain PRC government’s recognition as HI-TECH enterprise or Encouraged enterprise, if possible; and;(l) Assist the Company or Project Company in installation and establishment of the Ad Product network at 3,000 Hebei Province Ad Product network locations within the first 12 months and 18,000 Hebei Province Ad Product network locations within 24 months. Act in accordance with and pursuant to the Sales Contract;(m)Assist the Company or Project Company develop around 400,000 Ad Product network locations in national wide within non-controlling interest shareholder’s Industrial system;(n)Handle other matters entrusted to it by the Company or Project Company and as agreed from time to time by non-controlling interest shareholder.

The rights of Non-Controlling Interest Shareholder: (a) Intellectual property contributed by non-controlling interest shareholder, if any, remains the sole and exclusive property of non-controlling interest shareholder; (b) The Board of Directors shall be composed of five Directors, of whom two shall be appointed by non-controlling interest shareholder.

Foreign currency translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Group is the United States Dollars ("US$"). The Group's subsidiary in the PRC maintain its books and records in its local currency, Renminbi Yuan ("RMB"), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of shareholders’ equity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Foreign currency translation (cont’d)

Translation of amounts from RMB into US$1 has been made at the following exchange rates for the respective year:

2011
Year-end RMB:US$1 exchange rate	6.3009
Period average RMB:US$1 exchange rate	6.3939

Basic and diluted earnings (loss) per share

Basic and diluted earnings (loss) per share is computed by dividing income (loss) attributable to common shareholders by the weighted average number of ordinary shares outstanding during the year.

There are no dilutive securities during the Period.

Recently Issued Accounting Standards

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”. Under the amendments in this ASU, an entity has two options for presenting its total comprehensive income: to present total comprehensive income and its components along with the components of net income in a single continuous statement, or in two separate but consecutive statements. The amendments in this ASU are required to be applied retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, with early adoption permitted. The Company intends to conform to the new presentation required in this ASU beginning January 1, 2012.

Except for the ASUs above, in the year ended December 31, 2011, the FASB has issued ASU No. 2011-01 through ASU 2011-12, which is not expected to have a material impact on the consolidated financial statements upon adoption

3. CASH AND CASH EQUIVALENTS

As of December 31, 2011, the Group had cash on hand of US$3,378 and cash of US$763 held in major financial institutions located in Hong Kong. Management believes that these major financial institutions have acceptable credit rating.

4. PREPAYMENTS AND DEPOSITS

Prepayments and deposits were paid to a manufacturer of LCD displays used for building the advertising network in Hebei province. As of December 31, 2011, the Group had prepayments and deposits amounting to US$67,768, representing 50% of the manufacturing cost of 300 pieces of LCD displays.

5. RELATED PARTY BALANCES AND TRANSACTIONS

(a)      Hebei Agricultural Means of Production Co. Ltd.

Hebei Agricultural Means of Production Co. Ltd. (“Hebei AMP”), through its fully-owned subsidiary, owns a 40% equity interest of CAM Hebei. The process of verifying registered capital of CAM Hebei was not completed and CAM Hebei had not opened a PRC bank account as of December 31, 2011. Therefore, CAM Hebei entered into an agreement with Hebei AMP on November 30, 2011. Pursuant to that agreement, Hebei AMP paid to third parties certain organization costs and operating expenses on behalf of the Group, and the Group agreed to reimburse Hebei AMP.

As of December 31, 2011, the amount due to Hebei AMP was US$32,242 and the Group expects to settle this balance after completing the process of verifying CAM Hebei’s registered capital.

(b)      Precursor Management Inc.

On March 30, 2011, the Group entered into an agreement with Precursor Management Inc. (“PMI”) which is one of the shareholders of the Group. Since March 2011, PMI has assigned expatriates, who assist the company’s registration and preliminary work, to the Group in exchange for service fees. The fees incurred during the Period were US$31,741.

6. INCOME TAX EXPENSE

During the Period, the Group had no assessable income that is subject to income tax. Detailed reconciliation for income tax expense is as follow,

For the period from March 30, 2011 (inception) through December 31, 2011
Tax benefit at applicable tax rate	21,782
Non-deductible expenses	(21,782)
Income tax expense	—

7. COMMITMENT AND CONTINGENCY

During the Period, the Company ordered 300 pieces of LCD displays, and made deposits of US$67,768 to the manufacturer of these LCD displays. As of December 31, 2011, the capital commitment for this purchase order was US$67,768. The Company will pay the balance upon the receipt of these LCD displays.

The expected delivery date of all 300 pieces of LCDs will be July 31, 2012 due to the processing time of the manufactory company.

Except as disclosed above, the Group did not have any significant capital commitments or lease commitments as of December 31, 2011.

8. SUBSEQUENT EVENTS

Management has considered all events occurring through the date of consolidated financial statements have been issued, and has determined that there are no such events that are material to the consolidated financial statements, or all such material events have been fully disclosed.